EXHIBIT 21



                       LIST OF SUBSIDIARIES OF THE ISSUER


                                       23

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                       LIST OF SUBSIDIARIES OF THE ISSUER



Direct Subsidiary:   The First National Bank of Berwick, chartered under
                     the laws of the United States of America, a national banking association.


                                       24


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